UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

January 20, 2015
Date of Report (Date of earliest event reported)

KONARED CORPORATION
(Exact name of small business issuer as specified in its charter)

Nevada	000-55208	99-0366971
(State or other jurisdiction of	(Commission	(IRS Employer Identification
incorporation or	File Number)	Number)
organization)

2829 Ala Kalanikaumaka St., Suite F-133, Koloa, HI 96756
(Address of principal executive offices) (Zip Code)

Phone: (808) 212-1553
(Registrant’s telephone number)

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 20, 2015 (the “Issuance Date”), KonaRed Corporation (the “Company”) entered into a Convertible Debt Purchase Agreement (the “Agreement”) with Group 10 Holdings, LLC (“Group 10”), for the issuance of up to $1,100,000 of unsecured subordinated convertible debentures (the “Debentures”) maturing 18 months from each issuance date.  On the Issuance Date, the Company issued to Group 10 a Debenture in the principal amount of $440,000 (which includes $40,000 in original issue discount) for $400,000 in cash.  The Company may issue to Group 10 an addition $660,000 in Debentures (the “Subsequent Debentures”), consisting of two additional convertible debenture, each in the principal amount of $330,000, including $30,000 of original issue discount, with one Debenture issuable upon the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 with the Securities and Exchange Commission (the “SEC”) and the remaining Debenture issuable upon the filing of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2014 with the SEC.  The issuance on the Subsequent Debentures shall be subject to the Company meeting certain subsequent closing criteria with respect to, among other items, the Company’s share price and market capitalization.  The Company and Group 10 may, however, waive the subsequent closing criteria.

The Debentures shall accrue interest at the rate of 12% per annum, with each such Debenture maturing 18 months from issuance (each a “Maturity Date”).  All or a portion of the outstanding principal balance of a Debenture may be prepaid before the relevant Maturity Date with a premium ranging from 105% to 125%.  If the Borrower repays a Debenture on the relevant Maturity Date, no Prepayment Premium shall apply.

The principal balance and accrued interest for each Debenture is convertible into the Company’s common stock (the “Common Stock”), at Group 10’s option, at a “Conversion Price” equal to the greater of (a) (i) 55% multiplied by the Lowest Closing Price (which represents a discount rate of forty-five percent (45%)) (the “Discount Percentage”) or (b) $0.10; provided, however, that if the closing price of the Common Stock is less than $0.125 for three consecutive trading days at any time in which this Debenture remains outstanding, the Conversion Price shall be determined pursuant to the Discount Percentage.  Further, the Discount Percentage may be adjusted higher or lower based on the Company’s share price and/or market capitalization.  The “Lowest Closing Price” shall be the lowest closing bid price of the Common Stock during the 25 consecutive trading days prior to such date as reported on www.NASDAQ.com.

Group 10 has agreed to restrict its ability to convert the Debentures and receive shares of Common Stock such that the number of shares of Common Stock held by it in the aggregate and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of Common Stock. The Debentures are a debt obligation arising other than in the ordinary course of business, which constitutes a direct financial obligation of the Company.

The Debentures and the other securities issued to Group 10 pursuant to the Agreement were not registered under the Securities Act of 1933, as amended, in reliance upon the exemption from registration provided by Regulation D promulgated thereunder, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

The foregoing description of the Agreement and the Debenture does not purport to be complete and is qualified in its entirety by reference to the complete text of the foregoing documents, which are filed as Exhibits 10.1,which are incorporated herein by this reference.

ITEM 2.03 - CREATION OF A DIRECT FINANCIAL OBLIGATION

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 3.02 - UNREGISTERED SALES OF EQUITY SECURITIES

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

The following exhibits are furnished herewith:

Exhibit No.	Description
10.1	Convertible Debenture Purchase Agreement (with Unsecured Subordinated Convertible Debenture)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KONARED CORPORATION

/s/ Shaun Roberts
Shaun Roberts
President and CEO
January 23, 2015